Exhibit 99.2 - Purchase and Sale Agreement


                          PURCHASE AND SALE AGREEMENT

      THIS PURCHASE AND SALE AGREEMENT dated as of September 25, 2007 and effective as of September 1, 2007, is made by and between DIVERSITY PETROLEUM, LP, a Texas limited partnership, LEWIS M. LINSON, an individual resident of San Diego County, California, HILL & HILL PETROLEUM, LLC, a Georgia limited liability company, ALVERA INVESTMENTS, LLC, a Texas limited liability company, COETAS RESOURCE DEV., L.P., a Texas limited partnership, RICHARD S. CONEN, an individual resident of Cook County, Illinois, BGK INVESTMENTS, L.P., a Texas limited partnership, RAMON U. SUAREZ, an individual resident of Dallas County, Texas, RAMON L. SUAREZ, an individual resident of Collier County, Florida, RANDAL SADLER, an individual resident of Rockwall County, Texas, JANET SADLER, an individual resident of Rockwall County, Texas, JAMES H. THOMAS REVOCABLE TRUST, a revocable trust organized under the laws of Oklahoma, EDWARD N. STRADER, an individual resident of Laramie County, Wyoming and CAROL ANN STRADER, an individual resident of Laramie County, Wyoming (each a "Seller," and collectively, "Sellers") and STO PROPERTIES LLC, a Texas limited liability company ("Buyer").

                                  WITNESETH:

      WHEREAS, Sellers desire to sell, assign and convey to Buyer, and Buyer desires to purchase and accept, certain oil and gas properties and related assets located in the State of Texas;

      WHEREAS, Sellers and Buyer deem it in their mutual best interests to execute and deliver this Agreement; and

WHEREAS,  Diversity  is acting as Agent  and  Attorney-in-Fact  for  all  other
Sellers.

      NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein, Sellers and Buyer do hereby agree as follows:

                                   ARTICLE I

                          DEFINITIONS AND REFERENCES

      1.1 Certain Defined Terms. When used in this Agreement, the following terms shall have the respective meanings assigned to them in this Section 1.1 or in the section, subsections or other subdivisions referred to below:

           "Agreement" shall mean this Agreement, as hereafter changed, amended or modified in accordance with the terms hereof.

           "Claim  Notice"  shall have the meaning assigned  to  such  term  in
           Section 8.2.

           "Closing" and "Closing Date" shall have the meanings assigned to such terms in Section 6.1.

           "Code" shall mean the Internal Revenue Code, of 1986, as amended from time to time, and any successor statute thereto.


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      "Common Stock" shall mean the membership interest of the Buyer.

"Controlling Party" shall have the meaning assigned to such term in Section 8.3(c).

      "Conveyance"  shall  have  the  meaning  assigned to such term in Section
      6.2(a).

      "Diversity"  shall  mean  Diversity  Petroleum,   LP,   a  Texas  limited
partnership, whether acting for its own account and/or as the Agent and Attorney-in-Fact for all other Sellers herein.

"Effective  Date"  shall have the meaning assigned to such  term  in  Section
6.2(a).

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations under such act.

"Indemnification Period" shall have the meaning assigned to such term in Section
11.1.


"Indemnified  Party" shall have the meaning assigned to such term  in  Section
8.2.

"Indemnifying Party" shall have the meaning assigned to such term in Section
8.2.


      "Initial Cash Purchase Price" shall have the meaning assigned to such term in Article III.

      "Laws" shall mean any and all applicable laws, statutes, codes, ordinances, rules, regulations, decrees, orders, judgments, permits, licenses, or other authority issued or enacted by any governmental entity or authority with jurisdiction over the Properties and the Parties.

"Noncontrolling Party" shall have the meaning assigned to such term in Section 8.3(c).

      "Oil  and Gas Properties" shall have the meaning assigned to such term in
Article II.

      "Parent" shall mean South Texas Oil Company, a Nevada corporation.

      "Parent Common Stock" shall mean shares of common stock, par value $.001 per share, of Parent.

      "Promissory  Note"  shall  have  the  meaning assigned to such term in

      Article III. "Properties" shall have the meaning assigned to such term in Article II.

"Property Obligations" shall have the meaning assigned to such term in Section 7.1.


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      "Purchase  Price" shall have the meaning  assigned  to  such  term  in

      Article III.  "Restricted  Stock"  shall  have the meaning assigned to such  term  in  Article  III.  "SEC"  shall  mean  the  United  States

      Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933, as amended, and all rules and regulations under such act.
1.2References, Titles and Construction.

      (a) All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise;

      (b) Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions;

      (c) The words "this Agreement," "this instrument," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited;

      (d) Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender;

      (e) Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument or document, provided that nothing contained in this subsection shall be construed to authorize such renewal, extension, modification, amendment or restatement;

      (f) Examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

      (g) The word "or" is not intended to be exclusive and the word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions;

      (h) No consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement;

      (i)All references herein to "$" or "dollars" shall refer to U.S. Dollars; and


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            (j) The Exhibits listed on page  (iii)  are  attached  hereto. Each such Exhibit is incorporated herein by reference for all purposes and references to this Agreement shall also include such Exhibit unless the context in which used shall otherwise require.

                                  ARTICLE II

                       PROPERTY TO BE SOLD AND PURCHASED

      Sellers agree to sell and Buyer agrees to purchase, for the consideration hereinafter set forth, and subject to the terms and provisions herein contained, the following described properties, rights and interests:

            (a) The properties described in Exhibit I attached hereto and made a part hereof for all purposes;

            (b) Without limitation of the foregoing, all other right, title and interest (of whatever kind or character, whether legal or equitable, and whether vested or contingent) of each Seller in and to the oil, gas and other minerals in and under or that may be produced from the lands and wells described in Exhibit I hereto (including interests in oil, gas and/or mineral leases covering such lands and wells, overriding royalties, production payments and net profits interests in such lands, such leases and wells, and fee mineral interests, fee royalty interests and other interests in such oil, gas and other minerals), whether such lands be described in a description set forth in such Exhibit I or be described in such Exhibit I by reference to another instrument (and without limitation by any depth limitations that may be set forth in such
      Exhibit I or in any such instrument so referred to for description), even though such Seller's interest in such oil, gas and other minerals may be incorrectly described in, or omitted from, such Exhibit I;

            (c) All rights, titles and interests of each Seller in and to, or otherwise derived from, all presently existing and valid oil, gas and/or mineral unitization, pooling, and/or communitization agreements, declarations and/or orders which are set forth on Exhibit I and in and to the properties covered and the units created thereby (including all units formed under orders, rules, regulations, or other official acts of any federal, state, or other authority having jurisdiction, voluntary unitization agreements, designations and/or declarations) relating to the properties described in paragraphs (a) and (b) above;

            (d) All rights, titles and interests of Sellers in and to all presently existing and valid production sales (and sales related) contracts, operating agreements, and other agreements and contracts which are set forth on Exhibit I and which relate to any of the properties described in paragraphs (a), (b) and (c) above, or which relate to the exploration, development, operation, or maintenance thereof or the treatment, storage, transportation or marketing of production therefrom (or allocated thereto);

            (e) All rights, titles and interests of each Seller in and to all materials, supplies, machinery, equipment, improvements and other real, personal, or mixed property and fixtures (including but not by way of limitation, all wells, wellhead equipment, pumping units, pipe, tubing, flow lines, tanks, buildings, injection wells and related facilities, saltwater wells and related disposal facilities, compression facilities, separation, heating, treating and dehydration facilities, gathering systems, and other equipment), and all easements, rights of way, surface leases and other surface rights, all permits and licenses, and all other appurtenances being used or held for use in connection with, or otherwise related to, the exploration, development, operation or maintenance of any of the properties described in paragraphs (a), (b) and (c) above, or the gathering, treatment, storage, transportation or marketing of production therefrom (or allocated thereto); and

            (f) All of Sellers' lease files, abstracts and title opinions, production records, well files, accounting records (but not including general financial accounting records), seismic records and surveys, gravity and other maps, electric and other logs, technical, geological or geophysical data and records, federal, state and local governmental filings with any governmental authority and other files, documents and records of every kind and description which relate to the properties described above.

The properties and interests specified in the foregoing paragraphs (a), (b) and
(c) are herein sometimes collectively called the "Oil and Gas Properties," and the properties and interests specified in the foregoing paragraphs (a), (b),
(c),   (d),   (e)   and  (f)  are  herein  sometimes  collectively  called  the
"Properties."

                                  ARTICLE III

                                PURCHASE PRICE

      In consideration of the sale of the Properties by Sellers to Buyer, Buyer shall pay to Sellers the following: (a) cash in the amount of $7,500,000 (the "Initial Cash Purchase Price") to be paid by wire transfer on the Closing Date pursuant to the wiring instructions set forth on Exhibit III, (b)cash in the total amount of $1,500,000 to be paid in immediately available funds in twenty-four monthly installments in the amount of $62,500 each beginning thirty days after the Closing Date, the obligations of which are captured in a promissory note, the form of which is attached hereto as Exhibit VI (the "Promissory Note"), and (c) 105,820 shares of Parent Common Stock as of the Effective Date representing an aggregate value of $1,000,000 (the "Restricted Stock") which shares shall be subject to a restriction on sale or transfer (collectively, the "Purchase Price").

                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

      Each Seller jointly represents and warrants to Buyer that, as of the date of this Agreement, the statements set forth in this Article IV are true and correct in all material respects, except to the extent any representation and warranty speaks as of any other specific date, in which case such representation and warranty will have been true and correct in all material respects as of such date; provided, however, each Seller shall only be liable for such representations and warranties to the extent of such Seller's ownership interest in such Properties. Each of the entities comprising any Seller shall not be deemed to make, and shall not have any liability or obligations hereunder with respect to, any agreement, indemnity, representation or warranty made by any Seller that does not relate to such entity or to any of the Properties in which such entity owns an interest. The Sellers further acknowledge that the Buyer has entered into this Agreement upon the basis of and in reliance upon the statements in this Agreement, in particular this Article IV:

       4.1 Organization and Good Standing. As applicable, each Seller is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and as planned to be conducted by such Seller. As applicable, each Seller is duly qualified or licensed to do business and, where applicable as a legal concept, is in good standing as a foreign entity in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification or licensure necessary.

       4.2 Power and Authority. Each Seller has the requisite power and authority to execute, deliver, and perform this Agreement and each other agreement, instrument, or document executed or to be executed by such Seller in connection with the transactions contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Sellers of this Agreement and each other agreement, instrument, or document executed or to be executed by Sellers in connection with the transactions contemplated hereby to which they are a party, and the consummation by them of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action of such Sellers.

       4.3 Valid and Binding Agreement. This Agreement has been duly executed and delivered by each Seller and constitutes, and each other agreement, instrument, or document executed or to be executed by Sellers in connection with the transactions contemplated hereby to which they are a party has been, or when executed will be, duly executed and delivered by Sellers and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Sellers, enforceable against them in accordance with their respective terms, except that such enforceability may be limited by
(a) applicable bankruptcy, insolvency, reorganization, moratorium, and similar Laws affecting creditors' rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.
       4.4 Non-Contravention. Neither the execution, delivery, and performance by Sellers of this Agreement and each other agreement, instrument, or document executed or to be executed by Sellers in connection with the transactions contemplated hereby to which they are a party nor the consummation by them of the transactions contemplated hereby and thereby do and will (a) conflict with or result in a violation of any provision of the charter, bylaws or other governing instruments of any Seller, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage or indenture, or any material lease, contract, agreement, or other instrument or obligation to which any Seller is a party or by which any Seller or any of their properties may be bound, (c) result in the creation or imposition of any lien or other encumbrance upon the properties of any Seller, or (d) violate any applicable Law, rule or regulation binding upon any Seller or the Properties.


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       4.5 Approvals.  No  consent,  approval,  order,  or authorization of, or declaration, filing, or registration with, any court or governmental agency or of any third party is required to be obtained or made by any Seller in connection with the execution, delivery, or performance by Sellers of this Agreement, each other agreement, instrument, or document executed or to be executed by Sellers in connection with the transactions contemplated hereby to which they are a party or the consummation by them of the transactions contemplated hereby and thereby.

       4.6 Pending Litigation. There are no pending suits, actions, or other proceedings in which any Seller is a party that would prevent or otherwise adversely affect the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or the performance of obligations contemplated hereby.

       4.7 Compliance with Laws, Judgments and Governmental Authorizations. As it relates to the Properties, none of the Sellers have received at any time in the last five years any written communication from any governmental authority regarding any actual, alleged or potential violation of, or failure to comply with, any Law, judgment or governmental authorization, or any actual, alleged or potential obligation on the part of the Sellers to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

        4.8 Solvency. None of the Sellers are insolvent, and none will be rendered insolvent by any of the transactions contemplated by this Agreement. As used in this section, "insolvent" means that the sum of the debts and other probable liabilities of any Seller exceeds the present fair saleable value of such Seller's assets. The cash available to each Seller, after taking into account all other anticipated uses of the cash, will be sufficient to pay all its liabilities and judgments promptly in accordance with their terms.

       4.9 Special Limited Warranty of Title. Each Seller does hereby bind itself, and its successors and assigns, to warrant and forever defend title to the Properties unto Buyer, and its successors and assigns, against every claim to, and every person claiming an interest in, the Oil and Gas Properties and to any other Properties or any part thereof by, through and under such Seller, but not otherwise. Pursuant to this special limited warranty of title, each Seller represents that the working interest and net revenue interest for each of the Oil and Gas Properties conveyed hereunder shall be the same as the working interest and net revenue interest attributable to such Seller as set forth in
Exhibit I hereto.
       4.10 Shares Restricted. Each Seller understands, acknowledges and agrees that that the shares of Parent Common Stock delivered by Parent pursuant to
Article III are "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the SEC provide in substance that Sellers may dispose of the Restricted Stock only pursuant to an effective registration statement under the Securities Act or an exemption therefrom. Each Seller acknowledges that Parent does not intend to file a registration statement with the SEC. The certificates evidencing the Restricted Stock will bear a legend which clearly sets forth this restriction. Each Seller understands that it may not at any time demand the purchase by Parent of any of such Seller's shares of Restricted Stock. The Restricted Stock shall bear the following or similar legend:


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            "THE  SHARES   REPRESENTED   BY  THIS  CERTIFICATE  HAVE  NOT  BEEN
      REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SOUTH TEXAS OIL COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

The foregoing legend will also be placed on any certificate representing securities issued subsequent to the original issuance of the Restricted Stock as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the Restricted Stock have not been transferred in such manner to justify the removal of the legend therefrom:

            "THE HOLDER OF THIS SHARE ACKNOWLEDGES AND AGREES THAT PART OF THE CONSIDERATION PAID TO SUCH HOLDER AS PART OF THE PURCHASE PRICE PAID PURSUANT TO THE TERMS OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED AS OF SEPTEMBER 25, 2007 (THE "PURCHASE AGREEMENT") SHALL CONSIST OF RESTRICTED STOCK AND,
ACCORDINGLY: (1) THAT SELLER WILL NOT SELL, ASSIGN, PLEDGE, GIVE, TRANSFER OR OTHERWISE DISPOSE OF THE SHARES OR ANY INTEREST THEREIN, OR MAKE ANY OFFER OR ATTEMPT TO DO ANY OF THE FOREGOING, EXCEPT PURSUANT TO A REGISTRATION OF THE SHARES UNDER THE ACT AND ALL APPLICABLE SECURITIES LAWS OR IN A TRANSACTION WHICH IS EXEMPT FROM THE REGISTRATION PROVISIONS OF THE ACT AND ALL APPLICABLE SECURITIES LAWS; AND (2) THAT SOUTH TEXAS OIL COMPANY AND ANY TRANSFER AGENT FOR THE SHARES SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY PURPORTED TRANSFER OF ANY OF THE SHARES EXCEPT UPON COMPLIANCE WITH THE FOREGOING RESTRICTIONS AND NOT BEFORE A PERIOD OF EIGHTEEN (18) MONTHS FROM THE CLOSING DATE (AS DEFINED IN THE PURCHASE AGREEMENT)."

      4.11 Bastrop II Leases. Each Seller hereby declares that it has no right, title or interest in or to the oil and gas leasehold interests and other oil and gas interests of any kind, whether legal, contractual, or equitable, actual or contingent, in and to the Properties listed on Exhibit IV attached hereto or made a part hereof. In the event it is established that any Seller currently has or previously had existing right, title or interest in any of the oil and gas leasehold interests of any kind, whether legal, contractual, or equitable, actual or contingent, in and to the Properties listed on Exhibit IV, such Seller acknowledges that all these rights, title and interest, if any, have been transferred to Buyer effective as of the Closing Date by and through Sellers' execution of the quitclaim deed ("Quitclaim Deed"), a form of which is attached hereto as Exhibit V.

      4.12 Disclaimer of Warranties. THE EXPRESS REPRESENTATIONS AND WARRANTIES OF EACH SELLER CONTAINED IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF, AND EACH SELLER EXPRESSLY DISCLAIMS AND NEGATES AND BUYER HEREBY WAIVES, ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE QUALITY, QUANTITY OR VOLUME OF THE


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RESERVES, IF ANY, OF OIL, GAS OR OTHER HYDROCARBONS IN OR UNDER THE OIL AND GAS
PROPERTIES; THE ENVIRONMENTAL CONDITION BOTH SURFACE AND SUBSURFACE, OR OTHER CONDITION OF THE PROPERTIES. SELLERS DO NOT MAKE OR PROVIDE, AND BUYER HEREBY WAIVES, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO SAMPLES, OR CONDITION OF ANY OF THE PROPERTIES OR ANY PART THERETO. SELLERS DISCLAIM AND NEGATE, AND BUYER HEREBY WAIVES, ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.
THE  ITEMS  OF  PERSONAL  PROPERTY,  EQUIPMENT,  IMPROVEMENTS,   FIXTURES   AND
APPURTENANCES CONVEYED AS PART OF THE PROPERTIES ARE SOLD, AND BUYER ACCEPTS SUCH ITEMS "AS IS, WITH ALL FAULTS". THERE ARE NO WARRANTIES THAT EXTEND BEYOND THE FACE OF THIS AGREEMENT. SELLERS SHALL TRANSFER TO BUYER, TO THE EXTENT TRANSFERABLE, ANY WARRANTIES OF THIRD PARTIES WITH RESPECT TO THE PROPERTIES. BUYER ACKNOWLEDGES THAT THIS WAIVER IS CONSPICUOUS.

       4.13 Disclosure. The representations and warranties of the Sellers in this Agreement are true and correct in all material respects. No Seller has actual knowledge, without due inquiry, of any fact or circumstance that has specific application to the Properties (other than general economic or industry conditions) and that constitutes a material adverse effect that has not been set forth in this Agreement.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Sellers that, as of the date of this Agreement, the statements set forth in this Article V are true and correct, except to the extent any representation and warranty speaks as of any other specific date, in which case such representation and warranty will have been true and correct in all material respects as of such date, and the Buyer further acknowledges that each Seller has entered into this Agreement upon the basis of and in reliance upon the statements in this Agreement, in particular this Article V:

        5.1 Organization and Existence. Buyer is a limited liability company duly organized, legally existing and in good standing under the laws of its state of formation, and is qualified to do business in the State of Texas.

       5.2 Power and Authority. Buyer has full limited liability company power and authority to execute, deliver, and perform this Agreement and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Buyer of this Agreement and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited liability company action of Buyer.


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       5.3 Valid and Binding Agreement. This Agreement has been  duly  executed and delivered by Buyer and constitutes, and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party has been, or when executed will be, duly executed and delivered by Buyer and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Buyer, enforceable against it in accordance with their respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and similar Laws affecting creditors' rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

        5.4 Capital Stock. All of the Buyer's Common Stock is, and all of Buyer's Common Stock which may be issued and outstanding as of the Effective Date as permitted under this Agreement shall be, when issued, duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights.

       5.5 Non-Contravention. The execution, delivery, and performance by Buyer of this Agreement and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (a) conflict with or result in a violation of any provision of the limited liability company agreement or other governing instruments of Buyer, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties may be bound or (c) assuming the accuracy of the Sellers' representations set forth in Article IV, violate any applicable Law with respect to Buyer.

       5.6 Approvals. Except as set forth in Schedule 5.6 and except for any filings required after the Closing Date in connection with the private placement of the Restricted Stock on the Closing Date, no consent, approval, order, or authorization of, or declaration, filing, or registration with, any court or governmental agency or of any third party is required to be obtained or made by Buyer in connection with the execution, delivery, or performance by Buyer of this Agreement and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party or the consummation by it of the transactions contemplated hereby and thereby.

       5.7 Pending Litigation. There are no pending suits, actions, or other proceedings in which Buyer is a party that would prevent or otherwise adversely affect the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or the performance of obligations contemplated hereby.

        5.8 SEC Filings. All of Buyer's Exchange Act filings were true and correct in all material respects as of the dates on which each were filed with the SEC, except to the extent such filings were amended prior to the date hereof. For so long as any Seller holds Common Stock,

Buyer will continue to make all required Exchange Act filings with the SEC in a timely fashion and such filings will be true and correct in all material respects when filed.

       5.9 Reliance. Prior to executing this Agreement, Buyer has been afforded an opportunity to (a) examine the Properties and such materials as it has requested to be provided to it by Sellers, (b) to discuss with representatives of Sellers such materials and the nature and operation of the Properties and
(c) to investigate the condition, including the surface and subsurface condition, of the Oil and Gas Properties and the environmental and operating condition of the Properties and related equipment and facilities. In entering into this Agreement, Buyer acknowledges and agrees that it has relied solely on the express representations and covenants of Sellers in this Agreement, together with its independent investigation of, and judgment with respect to, the equipment and the other Properties and the advice of its own legal, tax, economic, environmental, engineering, geological and geophysical advisors and not on any comments or statements of any representatives of, or consultants or advisors engaged by Sellers.

                                  ARTICLE VI

                            CLOSING OF TRANSACTION

        6.1 The Closing. The closing (herein called the "Closing") of the transaction contemplated hereby shall take place in the offices of Porter & Hedges, L.L.P., at 1000 Main Street, 36th Floor, Houston, Texas, at 10:00 a.m., on September 25, 2007, or at such other date and time as the Buyer and Sellers may mutually agree upon (such date and time of closing being herein called the "Closing Date").

      6.2Sellers' Closing Obligations. At the Closing, Sellers shall:

            (a) execute, acknowledge and deliver to Buyer a conveyance of the Properties (the "Conveyance"), in the form attached hereto as Exhibit II, effective as to runs of oil and deliveries of gas as of 9 a.m., Central Daylight Time on September 1, 2007 (the "Effective Date");

            (b) acknowledge and accept the Promissory Note executed by the Buyer;

            (c)   execute, acknowledge and deliver to Buyer the Quitclaim Deeds
      as stated in Section 4.11   in  a  form  reasonably  satisfactory  to the
      Buyer; and

            (d) to the extent requested by Buyer, execute and deliver to Buyer letters in lieu of transfer orders (or similar documentation), in form acceptable to both parties.

      6.3Buyer's Closing Obligations. At the Closing, Buyer shall:

            (a) execute, acknowledge and deliver to Sellers a counterpart of the Conveyance;

            (b)   deliver   to   Sellers,  by  wire  transfer  to  the  account
      designated by Sellers in Exhibit III, an amount equal to the Initial Cash Purchase Price;

            (c)execute, acknowledge and deliver to Sellers the Promissory Note;

            (a) execute, acknowledge and deliver to Sellers the various deeds of trust as security for the aforementioned Promissory Note, a form of which is attached hereto as Exhibit VII; and

            (b)   deliver the Restricted Stock to the Sellers.

        6.4 Delivery of Files. No later than five (5) business days after the Closing, Sellers shall deliver to Buyer such of Sellers' contract files, lease and other title files, production files, well files and other files pertaining to the ownership and/or operation of the Properties as Buyer may request.

                                  ARTICLE VII

                        CERTAIN ACCOUNTING ADJUSTMENTS.

       7.1 Adjustments. It is understood and agreed that as of the date of this Agreement (a) other than lease and operating expenses for periods prior to the Effective Date and outstanding invoices owed to Leexus Oil and Gas, LLP for periods prior to the Effective Date, Sellers shall have no further obligations to pay any further amount whether relating to any outstanding authorizations for expenditure or any expenses, including all drilling costs, all reworking costs, all capital expenditures, all completion costs and all overhead charges under applicable operating agreements, and all other overhead charges actually charged by third parties with respect to the Properties (collectively, "Property Obligations") whether incurred before or after the Effective Date and
(b) other than lease and operating expenses for periods prior to the Effective Date and outstanding invoices owed to Leexus Oil and Gas, LLP for periods prior to the Effective Date, Buyer shall assume all responsibility for all Property Obligations whether incurred before or after the Effective Date will be borne by Buyer. With respect to proceeds, all proceeds (net of applicable production, severance, and similar taxes) from the sale of oil, gas and/or other minerals produced from the Oil and Gas Properties after the Effective Date will be owned by Buyer, and all proceeds (net of applicable production, severance, and similar taxes) from the sale of oil, gas and/or other minerals produced therefrom before the Effective Date will be owned by Sellers. It is agreed that, in making such adjustments: (i) oil which was produced from the Oil and Gas Properties and which was, on the Effective Date, stored in tanks located on the Oil and Gas Properties (or located elsewhere but used to store oil produced from the Oil and Gas Properties prior to delivery to oil purchasers) and above pipeline connections shall be deemed to have been produced before the Effective Date and owned by Sellers (it is recognized that such tanks were not gauged on the Effective Date for the purposes of this Agreement and that determination of the volume of such oil in storage will be based on the best available data, which may include estimates), and (ii) ad valorem taxes assessed with respect to a period which the Effective Date splits shall be prorated based on the number of days in such period which fall on each side of the Effective Date (with the day on which the Effective Date falls being counted in the period after the Effective Date), and (iii) no consideration shall be given to the local, state or federal income tax liabilities of any party.
      7.2   Closing and Post-Closing Accounting Settlements.

            (a) At or before Closing, the parties shall determine, based upon the best information reasonably available to them, the amount of the adjustments provided for in

      Section 7.1. If the amount of adjustments so determined which would result in a credit to Buyer exceed the amount of adjustments so determined which would result in a credit to Sellers, Buyer shall receive a credit, for the amount of such excess, against the Purchase Price to be paid at Closing, and, if the converse is true, Buyer shall pay to Sellers, at Closing (in addition to amounts otherwise then owed), the amount of such excess.

            (b) On or before ninety (90) days after Closing, Buyer and Sellers shall review any additional information which may then be available pertaining to the adjustments provided for in Section 7.1, shall determine if any additional adjustments (whether the same be made to account for expenses or revenues not considered in making the adjustments made at Closing, or to correct errors made in such adjustments) should be made beyond those made at Closing, and shall make any such adjustments by appropriate payments from Sellers to Buyer or from Buyer to Sellers. Following such additional adjustments, no further adjustments shall be made under this Article VII.

                                 ARTICLE VIII

                                INDEMNIFICATION

      8.1Indemnification Obligations.

            (a) Sellers shall, on the date of Closing, agree (and, upon delivery to Buyer of the Conveyance, shall be deemed to have agreed), subject to the limitations and procedures contained in this Article VIII and in Section 11.1, following the Closing, to indemnify and hold Buyer harmless from and against any and all claims, lawsuits, obligations, actions, liabilities, damages, costs or expenses resulting from any misrepresentation or breach of any warranty, covenant or agreement of Sellers contained in this Agreement.

            (b) Buyer shall, on the date of Closing, agree (and, upon delivery to Buyer of the Conveyance, shall be deemed to have agreed), subject to the limitations and procedures contained in this Article VIII and in Section 11.1, following the Closing, to indemnify and hold Sellers harmless from and against any and all claims, lawsuits, obligations, actions, liabilities, damages, costs or expenses, (i) resulting from any misrepresentation or breach of any warranty, covenant or agreement of Buyer contained in this Agreement or any certificate delivered by Buyer at the Closing, or (ii) arising out of or relating to the ownership or operation of the Properties after the Effective Date, except those resulting from any misrepresentation or breach of any warranty, covenant or agreement of Sellers contained in this Agreement or any certificate or agreement delivered by Sellers at the Closing.

            (c) Nothing in subsections (a) and (b) above shall be construed as overriding the adjustment procedure provided for in Article VII.

       8.2 Notice of Claim. If indemnification pursuant to Section 8.1(a) or 8.1(b) is sought, the party seeking indemnification (the "Indemnified Party") shall give written notice (a "Claim Notice") to the party from whom indemnification is sought (the "Indemnifying Party") of an event giving rise to the obligation to indemnify, describing in reasonable detail the factual basis for such claim, and shall allow the Indemnifying Party to assume and conduct the defense of the claim or action, and cooperate with the Indemnifying Party in the defense thereof; provided, however, that the omission to give such notice to the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party, except to the extent that the Indemnifying Party is prejudiced by the failure to give such notice.

      8.3  Third Party Claims.

            (a) Without limiting the general application of the other provisions of this Article VIII, if a person not a party to this Agreement alleges facts that, if true, would mean that a party has breached its representations and warranties in this Agreement (or such representations and warranties were inaccurate) or violated its covenants hereunder (whether through nonfulfillment, nonperformance or other breach), the party for whose benefit the representations and warranties are made will be entitled to indemnity for those allegations and demands and related losses under and pursuant to this Article VIII. If the Indemnified Party seeks indemnity under this Article VIII relating to such claim, then the Indemnified Party will deliver a Claim Notice to the Indemnifying Party and will include in such Claim Notice (i) notice of the commencement of any proceeding relating to such claim within 30 days after the Indemnified Party has received written notice of the commencement of such proceeding and (ii) the facts constituting the basis for such proceeding and the amount of the damages claimed by the other person, in each case to the extent known to the Indemnified Party. Notwithstanding the foregoing, no delay or deficiency on the part of the Indemnified Party in so notifying the Indemnifying Party will relieve the Indemnifying Party of any liability or obligation under this Agreement except to the extent the Indemnifying Party has suffered actual losses directly caused by the delay or other deficiency.
            (b) Within 30 days after the Indemnified Party's delivery of notice of the commencement of such proceeding under this Section 8.3, the Indemnifying Party may assume control of the defense of such proceeding by giving to the Indemnified Party written notice of the intention to assume such defense, but if and only if the Indemnifying Party further:

                 (i) acknowledges in writing to the Indemnified Party that any losses that may be assessed in connection with such proceeding constitute losses for which the Indemnified Party will be indemnified pursuant to this Article VIII without contest or objection and that the Indemnifying Party will advance all expenses and costs of defense; and

                 (ii) furnishes to the Indemnified Party evidence satisfactory to the Indemnified Party that the Indemnifying Party has and will have sufficient financial resources to fund on a current basis the cost of such defense and paying all losses that may arise under the claim.

            (c) If the Indemnifying Party does not, or is not able to, assume or maintain control of such defense in compliance with Section 8.3(b), the Indemnified Party will have the right to control such defense. If the Indemnified Party controls such defense, the

      Indemnifying Party agrees to pay to the Indemnified Party promptly upon demand from time to time all reasonable attorneys' fees and other costs and expenses of defense. The party not controlling such defense (the "Noncontrolling Party") may participate therein at its own expense. The party controlling such defense (the "Controlling Party") will reasonably advise the Noncontrolling Party of the status of such proceeding and the defense thereof and the Controlling Party will consider in good faith recommendations made by the Noncontrolling Party. The Noncontrolling Party will furnish the Controlling Party with such information as it may have with respect to such proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and will otherwise cooperate with and assist the Controlling Party in the defense of such proceeding.

            (d) If the Indemnified Party is controlling the defense of such proceeding, the Indemnified Party has the right to agree in good faith to any compromise or settlement of, or the entry of any judgment arising from, such proceeding without prior notice to or consent of the Indemnifying Party. All amounts paid or payable under such settlement or judgment are losses that the Indemnifying Party owes to the Indemnified Party under this Article VIII.

                                  ARTICLE IX

                                    NOTICES

      All notices and other communications required under this Agreement shall (unless otherwise specifically provided herein) be in writing and be delivered personally, by recognized commercial courier or delivery service (which provides a receipt), by telecopier (with receipt acknowledged), or by registered or certified mail (postage prepaid), at the following addresses:

            If to a Seller:

            Diversity Petroleum, LP
            3819 Towne Crossing Blvd., Suite
            103 Mesquite, Texas 75150
            Attention: Charles D. Perez
            Fax No.: (972) 686-9911

            With a copy to:

            Porter & Hedges, L.L.P.
            1000 Main Street, 36th
            Floor Houston, Texas
            77002
            Attention: Robert H.
            Thomas Fax No.: (713)
            226-6236

            If to Buyer:

            STO Properties LLC

            769 Highway 95N
            Bastrop, Texas 78602
            Attention: Murray
            Conradie Fax No.: (512)
            263-5046

            With a copy to:

            Baker & McKenzie LLP 711
            Louisiana, Suite 3400
            Houston, Texas 77002
            Attention: Karl V.
            Hopkins Fax No.: (713)
            427-5099

and shall be considered delivered on the date of receipt. Either Buyer or Sellers may specify as its proper address any other post office address within the continental limits of the United States by giving notice to the other party, in the manner provided in this Article IX, at least ten (10) days prior to the effective date of such change of address.

                                   ARTICLE X

                                  COMMISSIONS

      10.1 Commissions.

            (a) Sellers agree to indemnify and hold harmless Buyer from and against any and all claims, obligations, actions, liabilities, losses, damages, costs or expenses (including court costs and attorneys fees) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Sellers with any broker or finder in connection with this Agreement or the transaction contemplated hereby.

            (b) Buyer agrees to indemnify and hold harmless Sellers from and against any and all claims, obligations, actions, liabilities, losses, damages, costs or expenses (including court costs and attorneys fees) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Buyer with any broker or finder in connection with this Agreement or the transaction contemplated hereby.

                                  ARTICLE XI

                             MISCELLANEOUS MATTERS

      11.1 Survival of Provisions. Except as otherwise expressly provided herein, all representations and warranties of Sellers or Buyer contained in this Agreement shall survive the Closing Date, but any claim for indemnification for a breach of representation or warranty set forth in Article IV or Article V must be made within two (2) years after the Closing Date (the "Indemnification Period"). Notwithstanding the foregoing, the obligation of each party hereto to indemnify any other party hereto shall continue after the expiration of the Indemnification Period with respect to any matter of which the party seeking indemnity hereunder shall have given the other party written notice as provided herein prior to the expiration of the Indemnification Period.


      11.2 Further Assurances. After the Closing, Sellers shall execute and deliver, and shall otherwise cause to be executed and delivered, from time to time, such further instruments, notices, division orders, transfer orders and other documents, and do such other and further acts and things, as may be reasonably necessary to more fully and effectively grant, convey and assign the Properties to Buyer.

      11.3 Binding Effect; Successors and Assigns. The Agreement shall be binding on the parties hereto and their respective successors and permitted assigns. Neither party shall have the right to assign its rights under this Agreement, without the prior written consent of the other party first having been obtained.

      11.4 Imbalances. On the date of Closing (and, upon the delivery to Buyer of the Conveyances), Buyer shall succeed to the position of Sellers with respect to all gas imbalances. As a result of such succession Buyer shall (a) be entitled to receive any and all benefits, including payments of proceeds of production in excess of amounts which it would otherwise be entitled to produce and receive by virtue of ownership of the Oil and Gas Properties, which Sellers would have been entitled to receive by virtue of such positions and (b) shall be obligated to suffer any detriments (whether the same be in the form of obligations to deliver production which would have otherwise been attributable to its ownership of the Oil and Gas Properties without receiving full payment therefor, or be in the form of the obligation to make payment in cash) which Sellers would have been obligated to suffer by virtue of such positions.

      11.5 Expenses. Each party shall bear and pay all expenses incurred by it in connection with the transaction contemplated by this Agreement, including without limitation the fees of its attorneys and other professional advisers, consultants, brokers, or other representatives.

      11.6 Time of the Essence. Time is of the essence in the execution and delivery of this Agreement and performance contemplated hereunder.

      11.7 Public Statements. Sellers and Buyer shall consult with each other with regard to all publicity and other releases at or prior to Closing concerning this Agreement and the transactions contemplated hereby and, except as required by applicable Law or the applicable rules or regulations of any governmental body or stock exchange, neither party shall issue any publicity or other release without the prior consent of the other party.

      11.8 Injunctive Relief. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

      11.9 Amendments. This Agreement may be amended, modified, supplemented, restated or discharged (and provisions hereof may be waived) only by an instrument in writing signed by the party against whom enforcement of the amendment, modification, supplement, restatement or discharge (or waiver) is sought.

      11.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and venue of any dispute arising hereunder shall be in the federal and state courts of Harris County, Texas.

      11.11 Counterparts. This Agreement may be executed in counterparts, all of which are identical and all of which constitute one and the same instrument. It shall not be necessary for Buyer and Sellers to sign the same counterpart.

      11.12 Agent and Attorney-in-Fact; Additional Limitations.

           (a) Each Seller represents and warrants that is has appointed Mr. Charles D. Perez, in his capacity as President of Diversity, and any person authorized by Mr. Charles D. Perez, in his capacity as President of Diversity, to act on behalf of any Seller as its agent and attorney-in-fact for the following express limited purposes and for the duration of the Indemnification Period (i) to execute this Agreement, (ii) to execute on behalf of each Seller all instruments to be delivered pursuant to this Agreement, (iii) to take other all actions and make such elections and determinations to be taken or made by any Seller hereunder, and (iv) to respond to and contest, settle, compromise and pay, as Mr. Charles D. Perez, in his capacity as President of Diversity, shall deem appropriate in his sole discretion, any and all claims or demands made by Buyer hereunder for breach of representations, warranties or covenants, for indemnification, and for adjustments to the Purchase Price.

           (b) Neither Diversity nor Mr. Charles D. Perez, in his capacity as President of Diversity, shall be obligated or liable to Buyer for any representations, warranties, agreements or indemnification obligations of any Seller (other than those relating to Diversity as one of the Sellers) under this Agreement.

           (c) Each of the Sellers shall only be deemed to make such agreements, indemnities, representations or warranties that relate to such Seller and the Properties owned by such Seller.

      11.13 Guaranty. Parent hereby agrees to fully and unconditionally guaranty any and all obligations of Buyer set forth in this Agreement, including the obligations of payment set forth in Article III hereof.

      11.14 Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions among the parties with respect to such subject matter.

      11.15 Severability. If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this

Agreement are not affected or impaired in any way and the parties agree to negotiate in good faith to replace such invalid, illegal and unenforceable provision with a valid, legal and enforceable provision that achieves, to the greatest lawful extent under this Agreement, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

     IN WITNESS WHEREOF, this Agreement is executed by the parties hereto on the date set forth above.


                                   SELLERS:

                                   DIVERSITY PETROLEUM, LP, a
                                   Texas limited partnership,

                                   By:    Diversity Energy,
                                          LLC,

                                   its general partner

                                   By:___________________________________
                                   Name:_________________________________
                                   Title:________________________________


                                   LEWIS M. LINSON

                                   By:___________________________________

                                   Name: Charles D. Perez
                                   Title: Agent and Attorney-in Fact


                                   HILL & HILL PETROLEUM, LLC, a
                                   Georgia limited liability company

                                   By:___________________________________

                                   Name: Charles D. Perez
                                   Title: Agent and Attorney-in Fact


                                   ALVERA INVESTMENTS, LLC, a Texas
                                   limited liability company

                                   By:___________________________________

                                   Name: Charles D. Perez
                                   Title: Agent and Attorney-in Fact


                                   COETAS RESOURCE DEV., L.P., a
                                   Texas limited partnership

                                   By:___________________________________

                                   Name: Charles D. Perez
                                   Title: Agent and Attorney-in Fact

RICHARD S. CONEN

By:___________________________________________________________________________

Name: Charles D. Perez
Title: Agent and Attorney-in Fact


BGK INVESTMENTS, L.P., a Texas limited partnership

By:___________________________________________________________________________

Name: Charles D. Perez
Title: Agent and Attorney-in Fact


RAMON U. SUAREZ

By:___________________________________________________________________________

Name: Charles D. Perez
Title: Agent and Attorney-in Fact


RAMON L. SUAREZ

By:___________________________________________________________________________

Name: Charles D. Perez
Title: Agent and Attorney-in Fact


RANDAL SADLER

By:___________________________________________________________________________

Name: Charles D. Perez
Title: Agent and Attorney-in Fact


JANET SADLER

By:___________________________________________________________________________

Name: Charles D. Perez
Title: Agent and Attorney-in Fact

JAMES H. THOMAS REVOCABLE TRUST, a revocable trust organized under the laws of Oklahoma

By:____________________________________________________________________

Name: Charles D. Perez
Title: Agent and Attorney-in Fact


EDWARD N. STRADER

By:____________________________________________________________________

Name: Charles D. Perez
Title: Agent and Attorney-in Fact


CAROL ANN STRADER

By:____________________________________________________________________

Name: Charles D. Perez
Title: Agent and Attorney-in Fact


BUYER:

STO PROPERTIES LLC,
a Texas limited liability company

By:____________________________________________________________________
Name:__________________________________________________________________
Title:_________________________________________________________________



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